UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2018

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (defined below), on March 26, 2018, Snyder’s-Lance, Inc. (“we,” “us,” “our” or the “Company”) repaid in full all outstanding amounts under its (i) Amended and Restated Credit Agreement, as amended, dated as of May 30, 2014, by and among the Company, the lenders party thereto and Bank of America, N.A (the “2014 Credit Agreement”) and (ii) the Credit Agreement, as amended, dated as of December 16, 2015, by and among the Company, the lenders party thereto and Bank of America, N.A. (the “2015 Credit Agreement” and, together with the 2014 Credit Agreement, the “Credit Agreements”), and terminated the Credit Agreements and all commitments by the lenders to extend further credit thereunder.

The Credit Agreements are more fully described in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2014 and December 17, 2015, which descriptions are incorporated herein by reference. The descriptions of the Credit Agreements incorporated by reference are not complete and are subject to and entirely qualified by reference to the full text of the Credit Agreements.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 26, 2018, Campbell Soup Company, a New Jersey corporation (“Campbell”), completed its previously announced acquisition of the Company pursuant to the Agreement and Plan of Merger, dated as of December 18, 2017, entered into among the Company, Campbell, and Twist Merger Sub, Inc., a North Carolina corporation and indirect wholly owned subsidiary of Campbell (“Merger Sub”), including the Plan of Merger included therein, each as may be amended from time to time (together, the “Merger Agreement”). Pursuant to the Merger Agreement, Campbell acquired the Company on March 26, 2018 by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving entity following the merger and as an indirect wholly owned subsidiary of Campbell (the “Merger”).

As a result of the Merger, each share of common stock,  $0.83-1/3 par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) shares owned directly by Campbell or Merger Sub and (ii) shares owned by any direct or indirect wholly-owned subsidiary of the Company, in each case of (i) and (ii) other than shares held in fiduciary or agency capacity that are beneficially owned by third parties) was converted into the right to receive $50.00 in cash, without interest, less any required withholding taxes (the “Merger Consideration”).

Each option to purchase shares of Company Common Stock granted under any Company Equity Plan (as defined in the Merger Agreement) or otherwise (other than pursuant to the Company’s 2012 Associate Stock Purchase Plan) outstanding immediately prior to the Effective Time, as of immediately prior to the Effective Time, vested in accordance with the terms applicable to the option such that (i) all time-vesting options fully vested (to the extent unvested) and (ii) all performance-vesting options granted under the Company’s 2017 Enterprise Incentive Plan vested based on the actual level of performance for the quarter ended on or before the Effective Time, pro-rated as agreed upon by the parties. Each option outstanding and vested as of the Effective Time was cancelled in exchange for the right to receive a cash payment, subject to any required tax withholding, equal to the product of (a) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such option multiplied by (b) the number of shares of Company Common Stock subject to such option. Each award of restricted stock in respect of shares of Company Common Stock granted under a Company Equity Plan or otherwise outstanding immediately prior to the Effective Time, at the Effective Time, fully vested (to the extent unvested) such that (1) all time-based restrictions lapsed in accordance with applicable terms and conditions of such restricted stock award, and (2) all performance-vesting restricted stock awards granted under the Company’s 2017 Enterprise Incentive Plan vested and became payable based on the actual level of performance for the quarter ended on or before the Effective Time and pro-rated as agreed upon by the parties. Each share of Company Common Stock underlying each restricted stock award was treated as outstanding Company Common Stock for purposes of the Merger Agreement. Each restricted stock unit (including performance-vesting restricted stock units) granted under any Company Equity Plan or otherwise that was outstanding immediately prior to the Effective Time, as of immediately prior to the Effective Time, vested in accordance with the terms and conditions applicable to such restricted stock unit such that (A) all time-vesting restricted stock units fully vested (to the extent unvested) and all time vesting restrictions lapsed and (B) all performance-vesting restricted stock units vested and became payable assuming all performance-vesting conditions have been satisfied at the target level of performance, pro-rated based on the number of days in the performance period preceding the Closing Date (as defined in the Merger Agreement). In exchange for each cancelled restricted stock unit, each holder thereof as of the Effective Time is entitled to receive a cash payment, subject to any required tax withholding, equal to the product of (y) the Merger Consideration multiplied by (z) the number of shares of Company Common Stock subject to such restricted stock unit.

The Merger represents an aggregate enterprise value of approximately $6.1 billion. Campbell financed the acquisition with net proceeds from its previously disclosed debt financing.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2017.

The Merger Agreement has been incorporated by reference as an exhibit to this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Campbell or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the NASDAQ Global Select Market (the “NASDAQ”) suspend trading of the Company Common Stock after the market closed on March 26, 2018, remove the Company Common Stock from listing and file a Form 25 with the SEC to report the delisting of the Company Common Stock from the NASDAQ. The Company expects that, in accordance with the Company’s request, the NASDAQ will file a Form 25 on March 26, 2018 to provide notification of such delisting and to effect the deregistration of the Company Common Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of the Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to the Company Common Stock. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.    Material Modification to Rights of Security Holders.

The disclosure set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01.    Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and the Company became a wholly-owned indirect subsidiary of Campbell. The disclosure set forth in Items 2.01, 3.03, and 5.02 is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, (i) all of the members of the board of directors of the Company immediately prior to the Effective Time ceased to be directors of the Company at the Effective Time and (ii) each of Brian Driscoll, Alex Pease, Andrew Frohning, Gail Sharps-Meyers, Randy Chapman, Kirk Jensen, Nikhil Sawant and Holly Mensch immediately prior to the Effective Time ceased to be officers of the Company at the Effective Time. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Restated Articles of Incorporation of the Company that were in effect immediately before the Effective Time were amended and restated to be as set forth in the form attached hereto as Exhibit 3.1. As of the Effective Time, the  Bylaws of the Company that were in effect immediately before the Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.2. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger among Snyder’s-Lance, Inc., Campbell Soup Company and Trust Merger Sub, Inc. dated as of December 18, 2017, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2017 (File No. 0-398).

3.1	Amended and Restated Articles of Incorporation of Snyder’s-Lance, Inc.

3.2	Amended and Restated Bylaws of Snyder’s-Lance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.
Date: March 26, 2018

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary